Exhibit 99.1 Press Release

Spirit Realty Capital, Inc.

Announces First Quarter of 2020

Preliminary Financial and Operating Results

- Invested $213.4 Million in Acquisitions and Revenue Producing Capital Expenditures -

- Estimated Net Loss of $(0.17) – $(0.19) per Share, Estimated FFO of $0.71 - $0.73 per Share

and Estimated AFFO of $0.77 - $0.79 per Share -

- Issued 0.4 Million Shares for Gross Proceeds of $17.9 Million -

Dallas, TX— April 13, 2020 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its preliminary financial and operating results for the first quarter ended March 31, 2020.

PRELIMINARY FIRST QUARTER 2020 HIGHLIGHTS

•	Invested $213.4 million, including $205.9 million for the acquisition of 27 properties with an initial weighted average cash yield of 6.47% and an economic yield of 7.41%.
•

Estimated net loss of $(0.17) - $(0.19) vs net income of $0.48 per diluted share, FFO of $0.71 - $0.73 vs $0.90 per share and AFFO of $0.77 - $0.79 vs $0.86 per share, compared to the same quarter in 2019.

•	Issued 0.4 million shares of common stock, generating gross proceeds of $17.9 million and net proceeds of $17.6 million, under the Company’s At-the-Market Program.
•	Generated $15.7 million in gross proceeds from the sale of seven properties, of which three were vacant.
•	Maintained strong operational performance, with occupancy of 99.4%, Lost Rent of 0.6% and Property Cost Leakage of 2.4%.
•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.2x – 5.4x.
•	Had corporate liquidity of $831.3 million as of April 10, 2020, comprised of availability under the 2019 Credit Facility and cash and cash equivalents.

CEO COMMENTS

“While we are proud of our strong first quarter results, we recognize that investors are most focused on the here and now,” said Jackson Hsieh, President and Chief Executive Officer. “With that in mind, we look forward to providing an update on April, our proactive tenant communications and our tenant health. The work we have done at Spirit over the past two years has meaningfully transformed our portfolio and balance sheet and vastly improved our ability to understand and process data on a real-time basis. We look forward to discussing how we are positioning our company and using our tools and insights to navigate the COVID-19 pandemic.”

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GUIDANCE

Given the circumstances, we are not in a position to provide guidance at this time but hope to give more clarity at our regularly scheduled quarterly call.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's first quarter 2020 preliminary earnings conference call is scheduled for Monday, April 13, 2020 at 8:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through April 27, 2020 with access code 13701992.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SRC BUSINESS UPDATE PRESENTATION

A presentation titled, “SRC Business Update, April 2020”, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of March 31, 2020, our diversified portfolio was comprised of 1,772 owned properties and 43 properties securing mortgage loans. Our owned properties, with an aggregate gross leasable area of 36.1 million square feet, are leased to 298 tenants across 48 states and 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA Liquidating Trust assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2019, Current Report on Form 8-K filed with the SEC on March 16, 2020 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Preliminary Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

Three Months Ended March 31, 2020	Range
	Low	High
Net loss attributable to common stockholders	$(19,461)	$(17,409)
Portfolio depreciation and amortization	52,091	52,091
Portfolio impairments	40,774	40,774
Gain on disposition of assets	(388)	(388)
FFO attributable to common stockholders	73,016	75,068
Adjustments	6,481	6,481
AFFO attributable to common stockholders	$ 79,497	$ 81,549
Dividends declared to common stockholders	$ 64,338	$ 64,338
Dividends declared as a percent of AFFO	81%	79%
Net loss per share of common stock – Basic (1)	$ (0.19)	$ (0.17)
Net loss per share of common stock – Diluted (1)	$ (0.19)	$ (0.17)
FFO per share of common stock – Diluted (1)	$ 0.71	$ 0.73
AFFO per Share of common stock – Diluted (1)	$ 0.77	$ 0.79
Weighted average shares of common stock outstanding – Basic Weighted average shares of common stock outstanding – Diluted	102,230,147 102,607,596	102,230,147 102,607,596

(1) Dividends paid and undistributed earnings allocated to unvested restricted stockholders totaling $0.2 million for the three months ended March 31, 2020 are deducted from FFO and AFFO for the computation of the per share amounts.

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Preliminary Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	March 31, 2020
Total debt, net	$ 2,537,580
Unamortized debt discount, net	8,047
Unamortized deferred financing costs	16,693
Cash and cash equivalents	(216,692)
Restricted cash balances held for the benefit of lenders	(11,705)
Adjusted Debt	2,333,923
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$ 2,506,423

Three Months Ended March 31, 2020	Range
Annualized Adjusted EBITDAre	Low	High
Net loss	$ (16,873)	$(14,821)
Interest	25,359	25,359
Depreciation and amortization	52,236	52,236
Income tax expense	141	141
Gain on disposition of assets	(388)	(388)
Portfolio impairments	40,774	40,774
EBITDAre	101,249	103,301
Adjustments	6,050	7,911
Adjusted EBITDAre	107,299	111,212
Annualized Adjusted EBITDAre	$ 429,196	$ 444,848
Adjusted Debt / Annualized Adjusted EBITDAre	5.4 x	5.2 x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.8 x	5.6 x

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